UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2025

ARTELO BIOSCIENCES, INC.
(Exact name of Company as specified in its charter)

Nevada	001-38951	33-1220924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Lomas Santa Fe, Suite 160 Solana Beach, CA USA	92075
(Address of principal executive offices)	(Zip Code)

(858) 925-7049
(Company’s telephone number, including area code)

___________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARTL	The Nasdaq Stock Market LLC

Indicate by check mark whether the Company is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

Termination of Securities Purchase Agreement

As previously disclosed, Artelo Biosciences, Inc. (the “Company”) entered into a Securities Purchase Agreement dated as of August 1, 2025 (the “Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which the Company agreed to issue and sell, in a private placement (the “Offering”): (i) 593,252 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) warrants to purchase up to 2,126,809 shares of Common Stock (the “Purchase Warrants”). A description of the Purchase Agreement was disclosed in the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 4, 2025.

On August 19, 2025 (the “Effective Date”), the Company entered into a Termination and Mutual Release Agreement (the “Purchase Termination Agreement”) with the Investors. The Purchase Termination Agreement terminates in its entirety, effective as of the Effective Date, the Purchase Agreement, the Purchase Warrants, and any other certificates, agreements, or instruments executed in connection therewith (collectively, the “Purchase Documents”).

Pursuant to the Purchase Termination Agreement, the Purchase Documents are deemed null and void from inception and of no further force or effect (except for certain customary provisions that survive solely with respect to the Purchase Termination Agreement). The Company and the Investors mutually released each other and their respective affiliates from all claims that either might have against the other except for claims relating to any breach by the Company of the representations, warranties or covenants made in any of the transaction documents relating to the private placement transaction that occurred in June 2025 in which one or more of the Investors may have participated. The Company is required to return any portion of the purchase price under the Purchase Agreement previously received (if any) to the Investors’ counsel’s trust account within three business days after the Effective Date. Concurrently with execution of the Purchase Termination Agreement, the Company paid $50,000 to TingleMerrett LLP, counsel to the Investors, for legal fees incurred in connection with the transaction. No termination penalties are payable by either party. Each party will bear its own transaction expenses, other than the legal fee payment described above.

A copy of the Purchase Termination Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the Purchase Termination Agreement is qualified in its entirety by reference thereto.

Termination of Consulting Agreement

As previously disclosed, the Company entered into a Consulting Agreement dated as of August 1, 2025 (the “Consulting Agreement”) with ABK Labs, Inc. (the “Consultant”), pursuant to which the Consultant was to provide strategic advisory services relating to, among other things, the Company’s digital asset strategy in consideration for a warrant to purchase up to 55,000 shares of Common Stock (the “Consultant Warrant”). A description of the Consulting Agreement and the Consultant Warrant was disclosed in the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 7, 2025.

On August 19, 2025, the Company and the Consultant entered into a Termination Agreement (the “Consultant Termination Agreement”) pursuant to which the parties mutually agreed to terminate, effective as of August 16, 2025 (the “Termination Date”), the Consultant Agreement and the Consultant Warrant (collectively, the “Consultant Documents”).

Under the Consultant Termination Agreement, the parties mutually agreed to terminate the Consultant Documents effective as of the Termination Date, with all rights and obligations under those documents ceasing as of that date. The requirement for 30 days’ prior written notice of termination was waived, and the Consultant irrevocably forfeited all vesting and exercise rights under the Consultant Warrant. Both parties provided mutual releases of claims relating to the Consultant Documents, including a waiver of unknown claims under Section 1542 of the California Civil Code, except for claims arising from a breach of the Consultant Termination Agreement. Certain provisions relating to confidentiality, governing law, jurisdiction, service of process, and indemnification survive solely with respect to the Consultant Termination Agreement. No cash payments, penalties, or other consideration were paid in connection with the termination.

A copy of the Consultant Termination Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the Consultant Termination Agreement is qualified in its entirety by reference thereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Termination and Mutual Release Agreement by and between Artelo Biosciences, Inc. and the investors named therein
10.2	Termination Agreement by and between Artelo Biosciences, Inc. and ABK Labs, Inc., dated August 19, 2025

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2025	ARTELO BIOSCIENCES, INC.

/s/ Gregory D. Gorgas
	Name:	Gregory D. Gorgas
	Title:	Chief Executive Officer and President

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